UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) October 26, 2004

AFLAC INCORPORATED

(Exact name of Registrant as specified in its charter)

GEORGIA	1-7434	58-1167100

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999

(Address of principal executive offices)		(Zip Code)

706-323-3431

(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     AFLAC Incorporated is providing its press release dated October 26, 2004 in which it reported its third quarter results and also its Third Quarter Report to Shareholders herein as Exhibits 99.1 and 99.2.

     In accordance with General Instruction B.6 of Form 8-K, the information included or incorporated in this report (including Exhibits 99.1 and 99.2) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be set forth by specific reference in such filing.

ITEM 7.01  REGULATION FD DISCLOSURE

     As a result of tax law changes resulting from the passage of the American Jobs Creation Act of 2004, we will be reducing the valuation allowance associated with a deferred tax asset by approximately $149 million. We will recognize this one-time gain as a reduction in tax expense during the fourth quarter of 2004.

ITEM 9.01  FINANCIAL STATEMENT AND EXHIBITS

(a)	Financial statements of businesses acquired.
Not applicable

(b)	Pro forma financial information.
Not applicable

(c)	Exhibits.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AFLAC INCORPORATED

/s/ Ralph A. Rogers, Jr.	October 26, 2004

(Ralph A. Rogers, Jr.)
Senior Vice President, Financial Services
Chief Accounting Officer

EXHIBITS FURNISHED WITH CURRENT FORM 8-K:

99.1	-	Press release of AFLAC Incorporated dated October 26, 2004

99.2	-	Third Quarter Report to Shareholders 2004